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EXHIBIT 10.28

STOCK APPRECIATION RIGHTS AWARD
under the 2004 Long-Term Incentive Plan of Fossil, Inc.

NOTICE OF GRANT

        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

        Name and Address of Employee

        You have been granted Stock Appreciation Rights ("SARs") for Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Appreciation Award, as follows:

Date of Grant
Fair Market Value of Stock on Date of Grant
Vesting Commencement Date
Total Number of SARs Granted
Expiration Date	[Date that is eight (8) years following the Date of Grant]

1.     Vesting Schedule:

        You will become vested in your SARs in accordance with this vesting schedule:

Vesting Date	Percentage of SARs Vesting

        The SARs will also become fully vested upon a Change in Control of the Company or upon your death.

2.     Exercise of SARs:

        Your SARs will be exercisable when vested or at any time thereafter until their "Expiration Date" which is set forth above. Upon exercise, you will be issued shares of common stock of Fossil, Inc. in accordance with the terms of this Award.

STOCK APPRECIATION RIGHTS AWARD
under the 2004 Long-Term Incentive Plan of Fossil, Inc.

        This STOCK APPRECIATION RIGHTS AWARD (the "Award") is effective as of            ,             (the "Effective Date").

W I T N E S S E T H:

        WHEREAS, the Company has adopted the 2004 Long-Term Incentive Plan of Fossil, Inc. (the "Long-Term Incentive Plan") effective as of the Effective Date (as defined in the Long-Term Incentive Plan) with the objective of retaining key executives and other selected employees and of rewarding them for making major contributions to the success of the Company and its Subsidiaries;

        WHEREAS, the Long-Term Incentive Plan provides that an employee of the Company or its Subsidiaries who holds a position of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries may be granted a Stock Appreciation Right Award, which may consist of the right to receive a payment, in cash or shares of common stock, par value $.01 per share ("Common Stock"), of the Company, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right ("SAR") is exercised over a specified strike price as set forth in the Award; and

        WHEREAS, the Participant holds a position of responsibility within the Company and the Committee has determined that the Participant is a person whose performance can have a significant effect on the Company and its Subsidiaries;

        NOW, THEREFORE, the Employee identified in the Notice of Grant is hereby awarded Stock Appreciation Rights in accordance with the following terms:

        1.     Grant of Award; Stock Appreciation Rights. Subject to the terms and conditions set forth in the Long-Term Incentive Plan, this Award and in the Notice of Grant, the Company hereby grants to the Participant that number of SARs set forth in the Notice of Grant, consisting of the right to receive, upon exercise of each SAR, shares of Common Stock with a Fair Market Value equal to the excess of the Fair Market Value of each share of Common Stock on the date of exercise minus the Fair Market Value of each share of Common Stock on the date of this Award, subject to any adjustments that may be made pursuant to the terms of the Plan (the "SAR Payment Value").

        2.     SAR Exercise Period and Vesting. The SARs granted pursuant to this Award may be exercised by the Participant at any time prior to the Expiration Date set forth in the Notice of Grant (the "Exercise Period"), subject to the limitation that such SARs shall vest and become exercisable only if the Participant remains continuously employed by the Company or its Subsidiaries through each Vesting Date set forth in the Notice of Grant (it being understood that the right to exercise the SARs shall be cumulative, so that the Participant may exercise on or after any Vesting Date and during the remainder of the Exercise Period that number of SARs which the Participant was entitled to exercise but did not exercise during any preceding period or periods). Notwithstanding the vesting conditions set forth herein, (i) the Committee may in its discretion at any time accelerate the vesting of SARs; and (ii) all of the SARs shall vest upon a Change in Control of the Company or upon the death of the Employee.

        3.     Method of Exercise. The Participant (or his representative, guardian, devisee or heir, as applicable) may exercise any portion of this SAR that has become exercisable in accordance with the terms hereof as to all or any of the SARs by giving written notice of exercise to the Company, in form satisfactory to the Board, specifying the number of SARs to be exercised. The SAR Payment Value shall be paid to the Participant in shares of Common Stock. This SAR may not be exercised for less than [            (    )] SARs or the number of whole SARs remaining under this Award, whichever is smaller. As promptly as practicable following the receipt of such written notification, the Company shall deliver to the Participant a certificate or certificates for the number of shares of Common Stock having a Fair Market Value (as of the date of the Company's receipt of the Participant's notice of exercise) equal to the SAR Payment Value with respect to those SARs which have been exercised.

        4.     Termination of Employment. In the event that the Participant ceases to be employed by the Company or any of its Subsidiaries during the Exercise Period for any reason other than death, at a time which the SARs granted pursuant hereto are still in force and unexpired, the SARs granted pursuant to this Award shall terminate, except to the extent that they are vested on the date of termination of employment, and exercised on or prior to the date that is ninety (90) days following termination of employment (or, if earlier, on the expiration date of the SARs).

        5.     Death. In the event that the Participant ceases to be employed by the Company or any of its Subsidiaries during the Exercise Period by reason of death at a time when the SARs granted pursuant hereto are still in force and unexpired, any unvested SARs shall be accelerated and 100% vested. Such acceleration shall be effective as of the date of death of the Participant. The Participant's representatives, devises or heirs, as applicable, shall have a period of one (1) year following the date of death in which to exercise the SARs (or, if earlier, on the expiration date of the SARs).

        6.     Assignability. The SARs granted pursuant hereto shall not be assignable or transferable by the Participant other than in accordance with Paragraph 13 of the Plan. No assignment of the SARs herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

        7.     No Stockholder Rights. The Participant shall have no rights as a stockholder of the Company with respect to the SARs unless and until certificates evidencing shares of Common Stock shall have been issued by the Company to the Participant. Until such time, the Participant shall not be entitled to dividends or distributions in respect of any shares or to vote such shares on any matter submitted to the stockholders of the Company. In addition, except as to adjustments that may from time to time be made by the Committee in accordance with the Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any shares for which the record date for such payment, distribution or grant is prior to the date upon which certificates evidencing such shares shall have been issued by the Company.

        8.     Tax Withholding Obligations. The Employee shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the issuance of shares of Common Stock for the SAR Payment Value. Alternatively, the Company may, at its sole election, (i) withhold the required amounts from the Participant's pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, or (ii) withhold a number of shares of Common Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Participant's estimated total federal, state, and local tax obligations associated with payment of the SAR Payment Value. The Company shall not deliver any of the shares of Company Stock until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made.

        9.     Restrictions and Related Representations. Upon the acquisition of any shares of Common Stock pursuant to the exercise of the SARs granted pursuant hereto, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Plan or with this Award. In addition, the certificate or certificates representing any shares will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

        10.   Notices. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise by the Participant of the SARs granted pursuant hereto shall be directed to Fossil, Inc., Attention: Secretary, at the Company's then current address. Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise or notify the Participant of the existence, maturity or termination of any rights hereunder and the Participant shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Participant's rights or privileges hereunder.

        11.   No Right of Employment. Neither the granting of this SAR, the exercise of any part hereof, nor any provision of the Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to employ the Participant for any specified period.

        12.   Amendment. This Award may be amended only by a writing executed by the Company and the Employee which specifically states that it is amending this Award. Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Employee, and provided that no such amendment adversely affecting the rights of the Employee hereunder may be made without the Employee's written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Employee, the provisions of the SARs or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to SARs which have not been exercised as provided herein.

        13.   Precondition of Legality. Notwithstanding anything to the contrary contained herein, the Participant agrees that he will not exercise the SARs granted pursuant hereto, and that the Company will not be obligated to issue any shares pursuant to this Award, if the exercise of the SARs or the issuance of such shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

        14.   Incorporation of Long-Term Incentive Plan. This Award is subject to the Plan, a copy of which has been furnished to the Participant and for which the Participant acknowledges receipt. The terms and provisions of the Plan are incorporated by reference herein. In the event of a conflict between any term or provision contained here in and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

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STOCK APPRECIATION RIGHTS AWARD under the 2004 Long-Term Incentive Plan of Fossil, Inc. NOTICE OF GRANT
STOCK APPRECIATION RIGHTS AWARD under the 2004 Long-Term Incentive Plan of Fossil, Inc.
W I T N E S S E T H